Independent Auditors' Consent

Board of Directors
Aeroflex Incorporated

     We consent to incorporation by reference in the registration statements (Nos. 33-75496, 33-88868 and 33-88878) on Form S-8 of Aeroflex Incorporated of our report dated August 12, 1996, relating to the consolidated balance sheets of Aeroflex Incorporated and subsidiaries as of June 30, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows and related schedule for the years then ended which report appears in the June 30, 1996 annual report on Form 10-K of Aeroflex Incorporated.

                                   KPMG PEAT MARWICK LLP

Jericho, New York
September 18, 1996

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                          Independent Auditors' Consent



     We consent to the incorporation by reference in Registration Statement Nos. 33-75496, 33-88868 and 33-88878 of Aeroflex Incorporated (formerly ARX, Inc.), each on Form S-8 of our report dated August 12, 1994, on the consolidated financial statements for the year ended June 30, 1994 appearing in this Annual Report on Form 10-K of Aeroflex Incorporated for the year ended June 30, 1996.

DELOITTE & TOUCHE LLP

Jericho New York
September 18, 1996